Exhibit 99.6

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES


                                    CONTENTS



PAGE                1      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                           FIRM

PAGE                2      CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2004
                           AND 2003

PAGE                3      CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS
                           ENDED DECEMBER 31, 2004 AND 2003

PAGE              4 - 6    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS'
                           EQUITY FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

PAGE              7 - 8    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS
                           ENDED DECEMBER 31, 2004 AND 2003

PAGES            9 - 22    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF
                           DECEMBER 31, 2004 AND 2003

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM



The Board of Directors
General Environmental Management, Inc.

      We have audited the accompanying consolidated balance sheets of General Environmental Management, Inc. and Subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of General Environmental Management, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had a net loss of $5,540,537 and negative cash flow from operations of $3,181,549 during the year ended December 31, 2004, and had a working capital deficiency of $2,562,941 and an accumulated deficit of $8,239,134 at December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Weinberg & Company, P.A.
Boca Raton, Florida
May 31, 2005

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,           December 31,
                                                                                            2004                   2003
                                                                                     ------------------     ------------------
                                                                 ASSETS
CURRENT ASSETS
Cash                                                                                 $          553,658     $          546,181
Accounts receivable, net of allowance for doubtful accounts of
     $267,900 and $92,000 respectively                                                        2,553,447              1,322,959
Inventory                                                                                        43,418                  4,880
Prepaid and other assets                                                                        144,924                 35,553
                                                                                     ------------------     ------------------
Total Current Assets                                                                          3,295,447              1,909,573

PROPERTY AND EQUIPMENT - net of accumulated depreciation
       of $610,218 and $427,156 respectively                                                  2,399,365                138,627

OTHER ASSETS
Restricted cash                                                                                 552,570                      -
Permit                                                                                          251,441                      -
Deposits                                                                                         38,475                      -
Goodwill                                                                                        644,647                      -
                                                                                     ------------------     ------------------
TOTAL ASSETS                                                                         $        7,181,945     $        2,048,200
                                                                                     ==================     ==================

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Note payable - factor agreement                                                      $          421,304     $          749,977
Bank overdraft                                                                                        -                 32,842
Accounts payable                                                                              2,868,194                765,271
Payable to related party                                                                        540,228                  3,328
Deferred rent                                                                                    17,452                 15,696
Accrued expenses                                                                                363,483                141,266
Other accrued expenses                                                                          558,276                 10,120
Current portion of notes payable                                                                175,373                 37,303
Convertible notes payable, investors                                                            914,078                      -
                                                                                     ------------------     ------------------
Total Current Liabilities                                                                     5,858,388              1,755,803
                                                                                     ------------------     ------------------

LONG-TERM LIABILITIES
Notes payable, net of current portion                                                           340,651                 65,715
                                                                                     ------------------     ------------------
STOCKHOLDERS' EQUITY
Preferred stock, 10%, convertible, $.000001 par value, 25,000,000 shares authorized Common stock, $.000001 par value, 100,000,000 shares authorized,
     17,563,830 and 10,578,634 shares issued and outstanding, respectively                           18                     10
Additional paid in capital                                                                    9,222,022              2,925,269
Accumulated deficit                                                                          (8,239,134)            (2,698,597)
                                                                                     ------------------     ------------------
Total Stockholders' Equity                                                                      982,906                226,682
                                                                                     ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $        7,181,945     $        2,048,200
                                                                                     ==================     ==================

          See accompanying notes to consolidated financial statements.
                                       2

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                       Year Ended December 31,
                                                                                    2004                    2003
                                                                             -------------------    --------------------
SALES                                                                        $          9,258,314   $          4,075,312

COST OF GOODS SOLD                                                                     8,338,824               3,235,680
                                                                             -------------------    --------------------

GROSS PROFIT                                                                             919,490                 839,632

OPERATING EXPENSES                                                                     6,081,066               2,243,104
                                                                             -------------------    --------------------

OPERATING LOSS                                                                        (5,161,576)             (1,403,472)

OTHER INCOME (EXPENSE):
Interest and financing costs                                                            (265,428)               (243,983)
Other income                                                                              36,467                       -
Impaired acquisition costs                                                                     -                 (91,843)
Forgiveness of debt                                                                            -                  21,698
Legal settlement                                                                        (150,000)                      -
                                                                             -------------------    --------------------

LOSS BEFORE EXTRAORDINARY GAIN                                                        (5,540,537)             (1,717,600)

Extraordinary gain                                                                             -                 198,248
                                                                             -------------------    --------------------

NET LOSS                                                                     $        (5,540,537)   $         (1,519,352)
                                                                             ===================    ====================

          See accompanying notes to consolidated financial statements.
                                       3

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



                     Hazpak Environmental  General Environmental
                       Management, Inc.       Management, Inc.                       Treasury
                         Common Stock          Common Stock        Preferred Stock     Stock      Paid In  Accumulated
                     Shares      Amount     Shares      Amount    Shares     Amount   Shares      Captial    Deficit       Total
                    ----------  ---------  ----------   ------  -----------  ------  --------  ----------  -----------   ----------
Balance
 January 1, 2003       149,608  $ 520,018           -   $    -            -  $    -         -  $        -  $(1,179,245)  $ (659,227)

Cancellation of
 shares in
 restructuring        (112,698)         -           -        -            -       -         -           -            -            -

Issuance of
 common stock
 dividend            3,654,090          -           -        -            -       -         -           -            -            -

Reverse merger and
 recapitalization,
 exchange of shares (3,691,000)  (520,018)  3,691,000        4            -       -         -     520,014            -            -

Cancellation of
 shares in
 restructuring               -          -  (1,578,220)      (2)           -       -         -           2            -            -

Issuance of
 common stock
 for cash                    -          -   5,946,999        6            -       -         -      59,535            -       59,541

Issuance of
 preferred
 stock for cash              -          -           -        -    2,178,750       2         -   1,960,873            -    1,960,875

Issuance of
 common stock in
 cancellation of
 shareholder debt            -          -      44,000        -            -       -         -      44,000            -       44,000

Conversion of
 preferred
 stock to
 common stock                -          -   2,178,750        2   (2,178,750)     (2)        -           -            -            -

Conversion of
 accrued
 interest on
 preferred stock
 to common stock             -          -      71,105        -            -       -         -      71,105            -       71,105

Issuance of
 common
 stock for
 advisory fees               -          -     225,000        -            -       -         -     225,000            -      225,000

Value of
 warrants
 issued in
 connection
 with EnVectra
 acquisition                 -          -           -        -            -       -         -      44,740            -       44,740

Net loss for
 the year
 ended
 December 31, 2003           -          -           -        -            -       -         -           -   (1,519,352)  (1,519,352)
                    ----------  ---------  ----------   ------  -----------  ------  --------  ----------  -----------   ----------

Balance
 December 31, 2003           -          -  10,578,634       10            -       -         -   2,925,269   (2,698,597)     226,682


          See accompanying notes to consolidated financial statements.
                                       4

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                     Hazpak Environmental  General Environmental
                       Management, Inc.       Management, Inc.                       Treasury
                         Common Stock          Common Stock        Preferred Stock     Stock      Paid In  Accumulated
                     Shares      Amount     Shares      Amount    Shares     Amount   Shares      Captial    Deficit       Total
                    ----------  ---------  ----------   ------  -----------  ------  --------  ----------  -----------   ----------
Issuance of
 common stock
 for services                -          -      91,214        -            -       -         -      62,993            -       62,993

Issuance of
 common stock
for cash                     -          -   3,388,982        4            -       -         -   2,512,610            -    2,512,614

Issuance of
 preferred stock
for cash                     -          -           -        -      575,000       1         -     517,499            -      517,500

Purchase of
 treasury stock              -          -     (66,000)       -            -       -    66,000        (660)           -         (660)

Sale of
 treasury stock              -          -      66,000        -            -       -   (66,000)     66,000            -       66,000

Conversion of
 accrued
 interest to
 common stock                -          -       2,929        -            -       -         -           -            -            -

Conversion of
 preferred
 stock to
 common stock                -          -     575,000        1     (575,000)     (1)        -           -            -            -

Exercise of
 warrants
 related to
 preferred
stock offering               -          -   1,529,356        2            -       -         -   1,529,354            -    1,529,356

Conversion of
 convertible debt
 and accrued
 interest to
 common stock                -          -     947,715        1            -       -         -     947,714            -      947,715

Issuance of
 common stock
 related to
 legal settlement
 with shareholder            -          -     150,000        -            -       -         -     150,000            -      150,000

Issuance of
 common stock
 for advisory fees           -          -     240,000        -            -       -         -     240,000            -      240,000

Issuance of
 common stock
 in connection
 with Prime
 Environmental
 purchase                    -          -      60,000        -            -       -         -      60,000            -       60,000

Value of
 warrants
 issued in
 connection
 with Prime
 Environmental
 acquisition                 -          -           -        -            -       -         -      17,752            -       17,752


          See accompanying notes to consolidated financial statements.
                                       5

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (continued)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                     Hazpak Environmental  General Environmental
                       Management, Inc.       Management, Inc.                       Treasury
                         Common Stock          Common Stock        Preferred Stock     Stock      Paid In  Accumulated
                     Shares      Amount     Shares      Amount    Shares     Amount   Shares      Captial    Deficit       Total
                    ----------  ---------  ----------   ------  -----------  ------  --------  ----------  -----------   ----------




Value of warrants
 issued with
 convertible debt                                                                                 193,491                   193,491

Net loss for
 the year
 ended
 December 31, 2004           -          -           -        -            -       -         -           -   (5,540,537)  (5,540,537)
                    ----------  ---------  ----------   ------  -----------  ------  --------  ----------  -----------   ----------

Balance
 December 31, 2004           -  $       -  17,563,830   $   18            -  $    -         -  $9,222,022  $(8,239,134)  $  982,906
                    ==========  =========  ==========   ======  ===========  ======  ========  ==========  ===========   ==========

          See accompanying notes to consolidated financial statements.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       December 31,
                                                                               2004                     2003
                                                                        ------------------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $       (5,540,537)      $       (1,519,352)
Adjustments to reconcile net loss
   to net cash used in operating activities:
Extraordinary gain                                                                       -                 (198,248)
Depreciation expense                                                               183,063                   64,352
Issuance of common shares for services                                             302,993                  (21,698)
Issuance of common shares for legal settlement                                     150,000                        -
Amortization of discount on convertible debt                                       148,476                        -
Issuance of common shares for accrued interest                                                               71,104
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable                                                             (1,230,488)                (369,037)
Inventory                                                                          (30,538)                  (1,121)
Prepaid and other current assets                                                  (109,371)                 (21,878)
Increase in restricted cash                                                       (552,570)                       -
Increase in:
Accounts payable                                                                 2,639,823                  251,596
Accrued liabilities                                                                772,129                  105,626
Accrued interest convertible notes                                                  85,471
                                                                        ------------------       ------------------
Net Cash Used In Operating Activities                                           (3,181,549)              (1,638,656)
                                                                        ------------------       ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash received, stock and warrants
  issued, and notes payable issued to seller                                    (2,700,000)                (334,439)
Increase in deposits, permits and other assets                                     (39,916)                       -
Purchase of property and equipment                                                (128,696)                 (45,667)
                                                                        ------------------       ------------------
Net Cash Used In Investing Activities                                           (2,868,612)                (380,106)
                                                                        ------------------       ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in bank overdraft                                              (32,842)                  26,581
Increase (decrease) from note payable - factor                                    (328,673)                 515,241
Issuance of notes payable                                                           26,196                  308,954
Payments of notes payable                                                          (53,190)                (300,000)
Proceeds from issuance of convertible notes                                      2,408,837                        -
Repayments of convertible notes                                                   (587,500)                       -
Proceeds from Issuance of  common stock                                          2,512,614                   59,534
Proceeds from exercise of warrants                                               1,529,356                        -
Proceeds from issuance of convertible preferred stock                              517,500                1,960,883
Purchase of treasury stock                                                            (660)
Proceeds from sale of treasury stock                                                66,000
Advances from directors and stockholders                                                 -                   (6,250)
                                                                        ------------------       ------------------
Net Cash Provided By Financing Activities                                        6,057,638                2,564,943
                                                                        ------------------       ------------------

NET INCREASE IN CASH                                                                 7,477                  546,181
CASH - BEGINNING OF YEAR                                                           546,181                        -
                                                                        ------------------       ------------------

CASH - END OF YEAR                                                      $          553,658       $          546,181
                                                                        ==================       ==================


          See accompanying notes to consolidated financial statements.
                                       7

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


                                                                                       December 31,
                                                                               2004                     2003
                                                                        ------------------       ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest expense                                                        $           14,998       $           42,150
Income taxes                                                            $                -       $                -

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During 2003, a stockholder advance of $50,250 was satisfied by a payment of
 $6,250 and issuance of 44,000 shares of common stock.
During 2003, 200,000 warrants with a value of $44,740 were issued as part of the Envectra Acquisition During 2003, an advisory service fee of $225,000 was settled by issuance of 225,000 shares of common stock.
During 2004 the Company acquired certain assets and liabilities of Firestone Environmental Services, Inc. and Firestone Associates, Inc. Non-cash consideration included 60,000 shares of common stock valued at $60,000, the issuance of warrants to purchase 140,002 shares of common stock with an estimated fair market value of $17,752 based on an options pricing model, and the issuance of two notes payable to the sellers of $220,000 each or $440,000 in the aggregate.
During 2004 the Company converted $41,378 of interest payable on convertible debt to common stock.


          See accompanying notes to consolidated financial statements.
                                       8

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


NOTE 1 ORGANIZATION AND PRINCIPAL ACTIVITIES

     ORGANIZATION AND DESCRIPTION OF BUSINESS
     General Environmental Management, Inc. (the "Company") was incorporated on February 7, 2003 under the laws of the State of Delaware. The Company is the successor to Hazpak Environmental Services, Inc. (see Note 9). The Company became the successor to Hazpak by completing an exchange of its shares for 100% of the outstanding shares of Hazpak. The exchange of shares of Hazpak by the Company has been accounted for as a combination of companies under common control. The basis of Hazpak's assets, liabilities and retained earnings were carried over in the combination. Operations prior to the combination are those of Hazpak. (See note 13)

     The Company is a regulated hazardous waste transporter, and provides collection, transfer, recycling and resource recovery, and disposal service for solid and hazardous waste material mostly in the West Coast of the United States of America.

     GOING CONCERN
     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the year ending December 31, 2004, the Company incurred a net loss of $5,540,537 and utilized cash of $3,181,549 in operations, and had a working capital deficiency of $2,562,941 and an accumulated deficit of $8,239,134 as of December 31, 2004. These factors raise substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

     Management believes that actions are presently being taken to revise the Company's operating and financial requirements in order to improve the Company's financial position and operating results. However, given the levels of its cash resources and working capital deficiency at December 31, 2004, borrowings available under its credit facility, and anticipated cash to be generated by operations, cash inflows will be insufficient to meet anticipated cash requirements for operations, working capital, and capital expenditures during 2005. The Company is seeking additional equity and/or debt financing, but there can be no assurance that sufficient additional financing will be available.

     The Company continues to implement its strategic plan, which includes the purchase of additional waste transporters as well as waste treatment facilities. Management believes the additional sales volume and the related gross margin from these acquisitions and additional sales and margin growth from existing sales efforts will offset operating costs and allow the company to operate profitably in the future. The completion of these acquisitions is dependent upon seeking the above mentioned debt and equity financing.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



NOTE 2 SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

  (a) Principles of Consolidation
     The financial statements include the accounts of the General Environmental Management, Inc. of Delaware and its wholly-owned subsidiaries. Inter-company accounts and transactions have been eliminated.

     (b) Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company's management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. These estimates and assumptions will also affect the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ materially based on any changes in the estimates and assumptions that the Company uses in the preparation of its financial statements that are reviewed no less than annually. Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations or future operational plans, and the inherent imprecision associated with estimating such future matters.

     (c) Revenue Recognition
     The Company recognizes revenue for waste picked up and received waste at the time pickup or receipt occurs and recognizes the estimated cost of disposal in the same period.

     (d) Concentrations
     The Company's financial instruments that are exposed to concentrations of credit risk consist principally of cash and trade receivables. The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded FDIC insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk in cash. The Company's trade receivables result primarily from removal or transportation of waste, and the concentration of credit risk is limited to a broad customer base located mostly in the West Coast of the United States. The Company had two customers that accounted for 22% and 10.9% of revenue for the years ended December 31, 2004 and 2003.

     (e) Fair Value of Financial Instruments
     The Company believes that the carrying value of its cash, accounts receivable, note payable, factor, bank overdraft, accounts payable, accrued liabilities, due to related party, and convertible notes payable as of December 31, 2004 and 2003 approximates their respective fair values due to the demand or short-term nature of those instruments.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     (f) Cash
     Cash in bank and short term investments with maturities fewer than thirty days are recorded as cash balances.

     (g) Trade Receivables
     Trade receivables are recorded at net realizable value, consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

     The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon historical loss trends and specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the outstanding balance is significant. Accounts are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended by contract. When an account balance is past due and attempts have been made by legal or other means, the amount is considered uncollectible and is written off against the allowance balance. At December 31, 2004 and 2003 trade receivables had a net balance in the amount of $2,553,447 and $1,322,959, net of allowances of $267,900 and $90,000, respectively.

     (h) Inventory
     Inventories consist of supplies used in the ordinary course of business and are stated at the lower of cost (first-in, first-out method) or market.

     (i) Property and Equipment
     Property and equipment is stated at cost. Depreciation is computed using accelerated methods based on the estimated useful lives of the assets, generally as follows:

        Transportation                               5 Years
        Equipment                                  5 - 7 Years
        Furniture and fixtures                     5 - 7 Years
        Building and Improvements                 20 - 40 Years

     In accordance with the Company's operating permit for the fully permitted Treatment, Storage, and Disposal Facility in Rancho Cordova, California , the Company is liable for certain costs involving the ultimate closure of the facility. These expenses include costs of decommissioning, remediation, and incremental direct administration costs to close the facility.

     The Company accounts for these costs based on SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred and capitalized as part of the carrying amount of the long-lived asset. When a liability is initially recorded, the Company capitalizes the cost by increasing the carrying value of the related facility (long-lived asset). Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the facility. Upon settlement of the liability, a gain or loss will be recorded.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     (j) Impairment of Long-Lived Assets
     Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", established guidelines regarding when impairment losses on long-lived assets, which includes property and equipment, should be recognized and how impairment losses should be measured. This statement also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify and asset as held-for- sale. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded in the period when such impairment is determined.

     (k) Income Taxes
     The Company accounts for income taxes using the asset and liability method whereby deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to difference between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year.

     (l) Goodwill and Intangible Assets
     The Company accounts for goodwill and intangible assets pursuant to SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the lesser of their estimated useful lives or contractual terms. Goodwill and intangibles with indefinite lives are evaluated at least annually for impairment by comparing the asset's estimated fair values with its carrying value, based on cash flow methodology.

NOTE 3 NEW ACCOUNTING PRONOUNCEMENTS

     In November, 2004, the FASB issued Statement of Financial Accounting standards No. 151, "Inventory Costs". This statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and re-handling costs to be expenses in the current period, regardless if they are abnormal amounts or not. This Statement will become effective for the Company in the first quarter of 2006. The company is primarily a service provider and as such the adoption of SFAS 151 is not expected to have a significant effect on the Company's financial statements.

     In December 2004 FASB issued SFAS No. 123(R) which revised SFAS No. 123 to require a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award--the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period. A nonpublic entity may elect to measure its liability awards at their intrinsic value through the date of settlement. The statement is not

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003




     effective for small business issuers until the first interim or annual reporting period beginning after December 15, 2005. The Company will adopt the requirements of SFAS No. 123(R) beginning fiscal 2006.

NOTE 4 PROPERTY AND EQUIPMENT

     Property and Equipment consists of the following as of December 31;


                                                 2004               2003
                                           ---------------    ---------------

        Vehicles                           $       744,972    $       521,675
        Equipment and furniture                     86,036             30,503
        Warehouse equipment                        176,911             11,286
        Leasehold improvements                       2,319              2,319
        Closure asset                               35,846                  -
        Building and improvements                1,058,500                  -
        Land                                       905,000                  -
                                           ---------------    ---------------
                                                 3,009,584            565,783

        Less accumulated depreciation              610,219            427,156
                                           ---------------    ---------------

        Property and equipment net of
          accumulated depreciation         $     2,399,365    $       138,627
                                           ===============    ===============

     Depreciation expense was $183,063 and $64,352 for the years ended December 31, 2004 and 2003 respectively.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



NOTE 5 NOTES PAYABLE

     Notes payable consist of the following at  December 31;


                                                        2004            2003
                                                    ----------      ----------
        (a) Note Payable, People View               $    8,570      $    8,570
        (b) Note payable, truck                         13,754          18,736
        (c) Note payable, truck                         13,925          18,968
        (d) Note payable, truck                         24,157          31,764
        (e) Note payable, truck                          6,939          12,490
        (e) Note payable, truck                          6,939          12,490
        (f) Note payable, truck                         12,769               -
        (f) Note payable, truck                         12,769               -
        (g) Note Payable, Firestone Associates         208,101               -
        (g) Note Payable, Firestone Environmental      208,101               -
                                                    ----------      ----------
        Total notes payable                            516,024         103,018
        Less current portion                           175,373          37,303
                                                    ----------      ----------
        Notes payable, net of current portion       $  340,651      $   65,715
                                                    ==========      ==========

     (a) Unsecured note, payable in monthly installments of $1,250 beginning in March 2005 including interest of 4% per annum through December 2005.

     (b) Equipment note, payable in monthly installments of $469 including interest of 3.9% per annum through July 2007. The note payable is secured by a vehicle.

     (c) Equipment note, payable in monthly installments of $474 including interest of 3.9% per annum through August 2007. The note payable is secured by a vehicle.

     (d) Equipment note, payable in monthly installments of $773 including interest of 5.9% per annum through October 2007. The note payable is secured by a vehicle.

     (e) Equipment note, payable in monthly installments of $463 including interest of 0.0% per annum through March 2006. The note payable is secured by a vehicle.

     (f) Equipment notes, payable in monthly installments of $402 including interest of 6.7% per annum through November 2007. The notes payable are secured by vehicles.

     (g) Secured promissory notes, payable in monthly installments sufficient to amortize the notes over a five-year period, including interest of 8% per annum. The notes payable are secured by the assets as defined in the Asset Purchase Agreement between General Environmental Management and the sellers, Firestone Associates, Inc. and Firestone Environment Services, Inc.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     Future annual maturities under these notes payable at December 31, 2004 are as follows:

             Year Ended December 31,
                       2005                $ 175,373
                       2006                   99,353
                       2007                   96,615
                       2008                   80,245
                       2009                   64,438
                                           ----------
                                           $ 516,024
                                           ==========

NOTE 6 REVOLVING ACCOUNTS RECEIVABLE FUNDING AGREEMENT

     The Company entered into a revolving accounts receivable funding agreement (the "Agreement") with a lender beginning May 2002. The Agreement was amended October 14, 2004. Under revised terms of the Agreement, the lender will purchase from the Company some or all of the Company's accounts receivable (the "Purchased Accounts"), advancing cash to the Company up to 70% of the Purchased Accounts, up to a maximum indebtedness of $1,250,000. In consideration of purchase of said accounts receivable, the Company will pay to lender (a) interest on the aggregate outstanding indebtedness at the rate of 3.0% per annum plus the Prime Rate in effect at the end of each month with the Prime Rate never being less than four and three fourths of a per-cent (4.75%) per annum, and (b) a fee of one and two tenths percent (1.2%) of the face amount of the Purchased Accounts which will be deducted from any cash advance. If the product of thirty days multiplied by the ratio of the total amount of Purchased Accounts at the beginning of any month divided by the total collections applied to the Company's indebtedness during any said month is greater than forty (40) days, the charge pursuant to (b) above shall be increased by one-fourth of one per cent (1/4%) for each such five day period.

     Under terms of the agreement, the Company assumes full risk of non-payment, and unconditionally guarantees to the lender the full and prompt payment of the full-face amount of the Purchased Accounts. If any Purchased Account shall remain unpaid after ninety (90) days, or if lender shall otherwise deem itself insecure for any reason whatsoever, or if any account debtor shall become bankrupt, insolvent or subject of a reorganization, the lender may require the Company to repurchase such Purchased Account plus any lender's costs relating to collection of such Purchased Account. The agreement is for a term of six months and shall be automatically renewable for successive six-month terms unless terminated by the Company by notification to lender in writing at least sixty (60) days before the end of any renewal term. The Agreement was renewed at the end of the first six months through December 31, 2003 and has since been renewed through June 30, 2005, and is secured by all of the Company's assets and personally guaranteed by certain stockholders of the Company. The amounts due to the lender under this agreement were $421,304 as of December 31, 2004 and $749,977 as of December 31, 2003.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003




NOTE 7 CONVERTIBLE NOTES PAYABLE , INVESTORS

     Convertible notes payable, investors, consists of the following at December 31, 2004:

     2004 convertible notes and accrued interest
       under Loan and Security Agreement                         $     959,093
     Valuation discount                                                (45,015)
                                                                 -------------
     Convertible notes, current                                  $     914,078
                                                                 =============

     During the period March 4, 2004 through June 22, 2004, the Company entered into a Loan and Security Agreement with several investors to provide the funding necessary for the purchase of the fully permitted Treatment, Storage, Disposal Facility ("TSDF") located in Rancho Cordova, California. The total funding was 2,408,837. The notes carry an interest rate of eight percent (8%) per annum and principal and interest are convertible on a dollar for dollar basis to common stock. In addition, the note holders were issued a warrant to purchase common stock. In accordance with the warrant agreement, each two dollars of notes issued resulted in the issuance of a warrant for the purchase of one share of common stock in the Company at $1.25 per share of common stock. As of December 31, 2004 no warrants have been exercised. During the year ended December 31, 2005, the Company repaid $587,000 of principal and $2,276 of accrued interest, and $906,337 of convertible notes and $41,378 of accrued interest have been converted to 947,715 shares of common stock in accordance with the conversion agreement.

     The Company recognized a valuation discount on the convertible notes based on the relative fair market value of the warrants utilizing a options pricing model to first determine the fair market value of the warrants. The amount of discount recognized for 2004 net of the value associated to notes converted in 2004 was $193,491 on which $148,476 was amortized and reflected as interest costs in the accompanying statement of operations for the year ending December 31, 2004.

NOTE 8 RELATED PARTY TRANSACTIONS

     DUE TO DIRECTORS AND STOCKHOLDERS
     On June 30, 2003, two shareholders/directors agreed to cancel an obligation in the amount of $50,250. Under the agreement they received 44,000 shares of common stock valued at $1 per share and a cash payment of $6,250 made August 2003.

     During the year ended December 31, 2003, a stockholder advanced $250,000 to the Company. The note was repaid during the year, along with a $50,000 loan fee. The loan fee has been reflected as part of the Envectra acquisition cost (see Note 11).

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003




     ADVISORY SERVICES
     During 2004 and 2003 the Company incurred $1,128,350 and $442,875 respectively in fees for advisory services provided by General Pacific Partners, a company operated by a director of the Company. As of December 31, 2004 and 2003 the Company had $540,228 and $3,328 respectively in amounts payable to General Pacific Partners.

NOTE 9 CHANGES TO STOCKHOLDERS' EQUITY

     On February 26, 2003, Hazpak Environmental Services completed a capital stock restructuring prior to being combined with the Company. Hazpak increased the number of authorized common shares to 100,000,000 and authorized the issuance 25,000,000 shares of preferred stock. The shareholders agreed to cancel 112,698 common shares. Hazpak then issued a stock dividend of 99 shares for each common share outstanding, bringing the number of outstanding shares to 3,691,000. All of the outstanding shares of Hazpak were exchanged for one share of common stock of the Company. The difference in the par value of the Hazpak stock and the Company stock offset to capital in excess of par. The shareholders subsequently agreed to cancel 1,578,220 shares of the newly issued Company shares.

     During the year ended December 31, 2003, the Company sold 5,946,999 shares of its common stock to accredited investors in a private placement at $.01 per share, resulting in $59,541 of capital.

     During the Year ended December 31, 2003, the Company sold 2,178,750 units of its 10% convertible preferred stock to accredited investors in a private placement at $1.00 per unit, generating $1,960,873 of equity capital after offering costs and commissions. Each unit consisted of one share of convertible preferred stock and one common stock purchase warrant. The warrants are exercisable at $1.00 per share for a period of one year from the date of issuance. Based on various factors, including the exercise price and terms of the warrant and the lack of a public market for the Company's common stock, the Company determined the value of the warrants was nominal and therefore did not allocate any portion of the $1.00 unit sale price to the warrants. On December 31, 2003, under the terms of the preferred stock agreement, the Board of Directors required the conversion of the outstanding shares of convertible preferred stock and $71,150 of accrued interest, into 2,249,855 shares of company common stock.

     During 2003, the Company issued 44,000 shares of common stock to an officer/shareholder as repayment of obligations aggregating $44,000. The effective price of $1.00 per share approximated the fair market value of the shares on the date of issuance.

     During 2003, the Company issued 225,000 shares of common stock to an advisor. The effective price of $1.00 per share approximated the fair market value of the shares on the date of issuance.

     During 2004, the Company issued 91,214 shares of common stock valued at $62,993 for services provided to the company. The Company issued 62,993 shares of common stock based on a $1.00 per share of common stock price for each $1.00 of services rendered. The effective price of $1.00 per share approximated the fair market value of the shares on the date of issuance. The remaining 28,221 shares of common stock were issued pursuant to services provided in prior periods when the fair market value common stock was $.01 per share. The company chose to not associate paid in capital to this transaction as the amount was immaterial.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     During 2004, the Company issued 3,388,982 shares of common stock to accredited investors for cash. 596,409 shares were issued for $.01 per share of common stock and 2,792,573 were issued for $1.00 per share for common stock generating $2,512,610 in capital after offering costs and commissions.

     During 2004, the Company sold 575,000 shares of its 10% convertible preferred stock to accredited investors in a private placement at $1.00 per unit, generating $517,500 of equity capital after offering costs and commissions. Each unit consisted of one share of convertible preferred stock and one common stock purchase warrant. The warrants are exercisable at $1.00 per share for a period of one year from the date of issuance. Based on various factors, including the exercise price and terms of the warrant and the lack of a public market for the Company's common stock, the Company determined the value of the warrants was nominal and therefore did not allocate any portion of the $1.00 unit sale price to the warrants. Prior to December 31, 2004 the Company converted the convertible preferred stock and related accrued interest into 577,929 shares of common stock.

     During 2004, the Company repurchased 66,000 shares of common stock from a prior service provider that had taken the shares of common stock in lieu of payment for services. The purchase price was $.01 per share. The 66,000 shares were sold from treasury for $1.00 per share generating $66,000 in capital.

     During 2004, the Company issued 1,529,356 shares to accredited investors through the exercise of warrants at an exercise price of $1.00 per share generating $1,529,356 of capital.

     During 2004, the Company issued 947,715 shares of common stock to convertible note holders who converted their notes and accrued interest to common stock on a dollar for dollar basis based on the conversion terms of the notes.

     During 2004, the Company issued 150,000 shares of common stock to an employee in relation to a legal settlement. The Company recognized the related expense for legal settlement on a $1.00 price per share of common stock based on the then offering price for similar shares resulting in $150,000 of expenses.

     During 2004, the Company issued 240,000 shares of common stock to an advisor. The effective price of $1.00 per share approximated the fair market value of the shares on the date of issuance.

     During 2004, the Company issued 60,000 shares of common stock to the sellers for the acquisition of the assets of Firestone Environmental Services, Inc. and Firestone Associates, Inc.. The shares were valued at $1.00 per share of common stock based on the fair market value of shares on the date of issuance. In addition, the Company issued a warrants with a fair market value of $17,752 based on an options pricing model to the sellers.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



NOTE 10 COMMITMENT AND CONTINGENCIES

     OPERATING LEASES
     The Company leases its warehouse and office facility and certain equipment under separate five year, one year, and month-to-month operating lease agreements. Under terms of each of the leases, the company pays the cost of repairs and maintenance.

     Future minimum lease commitments under these leases at December 31, 2004 are as follows:


           Year Ended December 31,
                     2005               $ 422,861
                     2006                 236,405
                     2007                 112,389
                     2008                 102,772
                     2009                   4,536
                                        ---------
                                        $ 878,963
                                        =========

     Rent expense for the years ending December 31, 2004 and 2003 was $643,546 and $53,993 respectively.

     ENVIRONMENTAL
     The Company is regulated as a hazardous waste transporter and is subject to various stringent federal, state, and local environmental laws and regulations relating to pollution, protection of public health and the environment, and occupational safety and health. The Company is subject to periodic inspection by the California Department of Toxic Substance Control. The Company has not been subject to any material deficiencies pursuant to any environmental law or regulation.

     Although compliance with these laws and regulations may affect the costs of the Company's operations, compliance costs to date have not been material.

NOTE 11 ACQUISITIONS ENVECTRA

     On July 18, 2003, the Company entered into a Collateral Disposition, Sale and Purchase Agreement with EnVectra, Inc., and a secured lender of EnVectra. EnVectra was a corporation in bankruptcy that specialized in field services and industry specific application software. The Company made an agreement with a secured lender of EnVectra to acquire certain assets of the EnVectra business, principally receivables of $577,427, cash of $11,604 and software technology which was not assigned any financial statement value. Consideration for the acquisition of $389,740 was paid as follows:
     $295,000 cash paid at closing, $50,000 interest paid cash to lender, issuance of a warrant to purchase up to 100,000 shares of the Company's common stock at an exercise price of $1.00 per share, and; issuance of a warrant to purchase up to 100,000 shares of the Company's common stock at an exercise price of $2.00 per share. The warrants expire July 15, 2007. Taking into consideration various factors, including the exercise price and terms of the warrants, the Company has determined the value of the warrants to be $44,740.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     The acquisition was accounted for as a purchase, and the excess assets acquired over the purchase price of $192,248 was reflected as an extraordinary gain in the accompanying consolidated statement of operations for the year ended December 31, 2003. Operations resulting from the acquisition of EnVectra assets since July 19, 2003 are included in the consolidated financial results of the Company for the year ending December 31, 2003.

     TREATMENT, STORAGE, AND DISPOSAL FACILITY
     On June 23, 2004, the Company acquired a fully permitted hazardous waste Treatment, Storage, and Disposal facility (TSDF) located in Rancho Cordova, California from Pollution Control Industries, Inc. The aggregate purchase price for the facility, which became a wholly owned subsidiary of the Company, was $2,500,000. The acquisition was accounted for as a purchase and the results of operations of the acquired company are included in the accompanying statements of operations since June, 23, 2004, the date of the acquisition. The purchase price was allocated as follows:

        Property and equipment           $     2,090,280
        Permits                                  250,000
        Goodwill                                 159,720
                                         ---------------
          Total                          $     2,500,000
                                         ===============

     PRIME ENVIRONMENTAL SERVICES
     On August 1, 2004, the Company entered into a Purchase Agreement to acquire certain assets and liabilities of Firestone Environmental Services, Inc. dba Prime Environmental Services, Inc. and Firestone Associates Inc. dba Firestone Energy Company (Prime). Consideration for the acquisition of Prime was paid as follows: $200,000 cash paid at closing; issuance of two notes payable to the sellers in an aggregate principal amount of $440,000; issuance of 60,000 shares of the Company's common stock valued at $60,000; the issuance of a warrant to purchase up to 46,667 shares of the Company's common stock at an exercise price of $2.00 per share; the issuance of a warrant to purchase up to 46,667 shares of the Company's common stock at an exercise price of $3.00 per share; and; the issuance of a warrant to purchase up to 46,668 shares of the Company's common stock at exercise price of $4.00 per share. The warrants were valued at $17,752 using an option pricing model. The acquisition was accounted for as a purchase and the results of operations of the acquired company since August 1, 2004 are included in the accompanying statement of operations. The purchase price was allocated as follows:

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003





     Inventory                         $          8,000
     Property and equipment                     224,825
     Goodwill                                   475,527
                                       ----------------
       Total                           $        708,352
                                       ================

     Pro Forma Information
     The following sets out the pro forma operating results for the year ended December 31, 2004 for the Company had the acquisitions of the TSDF and Prime occurred as of January 1, 2004:

                                                                             2004 Pro Forma
                                                                             --------------
        Net sales                                                            $   13,333,927
        Cost of sales                                                            10,815,927
                                                                             --------------
                Gross profit                                                      2,518,000
        General and administrative and selling expenses                           7,816,200
                                                                             --------------
        Total operating expenses                                                 (5,298,200)
                Operating loss
        Other income (expense):
          Interest expense and amortization of deferred financing costs            (374,756)
          Other non-operating income                                                 36,467
          Legal settlement                                                         (150,000)
                                                                             --------------

                NET LOSS                                                     $   (5,786,489)
                                                                             ==============

        Loss per weighted average share, basic and diluted                   &         (.25)
                                                                             ==============

NOTE 12 INCOME TAXES

     The Company's net deferred tax assets (using a federal corporate income rate of 34%) consisted of the following at December 31;

                                                         2004          2003
                                                   --------------   -----------
        Deferred tax asset, Net operating loss     $    2,731,300   $   865,700
        Less valuation allowance                       (2,731,300)     (865,700)
                                                   --------------   -----------
        Net deferred tax asset                     $            -   $         -
                                                   ==============   ===========



     As of December 31, 2004 and December 31, 2003, the Company had federal net operating loss carry forwards of approximately $8,033,256 and $2,546,319, respectively, expiring in various years through 2024, which can be used to offset future taxable income, if any. No deferred asset benefit for these operating losses has been recognized in the financial statements due to the uncertainty as to their realizability in future periods.

             GENERAL ENVIRONMENTAL MANAGEMENT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003



     As a result of the Company's significant operating loss carryforward and the corresponding valuation allowance, no income tax expense (benefit) has been recorded at December 31, 2004 and 2003.

NOTE 13 SUBSEQUENT EVENTS

     STOCK OPTION PLAN
     On February 11, 2005, the Company's Board of Directors approved and implemented the 2005 Stock Option Plan (the plan). The plan authorized option grants to employees and other persons closely associated with the Company for the purchase of up to 2,643,500 shares. Immediately following the approval of the plan, the Board of Directors of the Company granted a total of 1,681,500 options to 68 employees and to two consultants. The strike price for the options was $1.00 per share and was based on the then market price for the Company's common stock based on sales at the time of the award.

     MERGER WITH ULTRONICS
     On February 14, 2005 the Company was acquired by exchanging all of the outstanding shares of common stock of the Company for 18,914,408 shares of class A common stock of Ultronics, Corporation, and as a result the Company became a wholly owned subsidiary of Ultronics Corporation, a company with its common stock traded on the Over the Counter Bulletin Board Stock Exchange. The acquisition was accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer, and Ultronics Corporation the legal acquirer. Subsequent to the acquisition by Ultronics, Ultronics shareholders voted to amend the article of incorporation to increase authorized shares of common stock to 200,000,000 and authorize 50,000,000 of preferred stock. In addition, the shareholders approved the change of the name of Ultronics Corporation to General Environmental Management, Inc., a Nevada corporation.